UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

MANHATTAN ASSOCIATES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway Tenth Floor
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 955-7070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Thia Amendment No. 1 to the Current Report on Form 8-K originally filed by Manhattan Associates, Inc. (the “Company”) on February 10, 2025 is filed to supplement the information disclosed in Item 5.02, “CEO Succession,” of the original filing. The disclosure under Item 5.02 in this Amendment No. 1 supersedes in its entirety the disclosure under Item 5.02, “CEO Succession”, in the original filing; other disclosures in the original filing, including under Item 5.02, “Reclassification of Existing Director,” are unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession

On February 10, 2025, Manhattan Associates, Inc. (the “Company”) announced that, after a significant search process, the Board of Directors elected Mr. Eric A. Clark to succeed Mr. Eddie Capel as President and Chief Executive Officer of the Company, to be effective February 12, 2025. The Board also increased the size of the Board from eight to nine members and appointed Mr. Clark to serve as a Class II Board member. Mr. Capel will assume the office of Executive Vice-Chairman of the Board.

Most recently, since April 2024, Mr. Clark has served as Chief Executive Officer of NTT Data North America, a technology consulting, digital transformation and IT infrastructure company, and prior to that, since September 2022, as Chief Executive Officer of NTT Ltd. Americas, another NTT Data group technology services company that combined with NTT Data North America in 2024. Prior to that, he served as Chief Digital and Strategy Officer for NTT Data Services. Before joining NTT, Mr. Clark served as Senior Vice President and Managing Director, Global Services, at ServiceNow, a business management software company, from 2016 to 2018, and from 2012 to 2016 in various Vice President roles with IT services business Dell Services (acquired by NTT in 2016), including most recently as Vice President, Global Commercial Industries. Before joining Dell, he served in various leadership roles with IT company Hewlett-Packard, including most recently as Global Vice President, Application Innovation Services.

The Company expects Mr. Clark to enter into an employment agreement with the Company substantially in the form of the Company’s standard at-will executive employment agreement filed as Exhibit 10.1 and incorporated by reference into this Form 8-K (the “Agreement”). Mr. Clark’s compensation includes: an initial annual base salary of $800,000; a target opportunity under the Company’s annual cash bonus plan equal to $800,000; a cash signing bonus of $3 million payable in three equal installments on February 14, 2025, July 14, 2025 and February 14, 2026; and an initial grant of service-based restricted stock units under the Company’s equity incentive plan with a value at grant equal to $8 million, with $2.6 million vesting on February 14, 2025, $2.2 million vesting on each of February 14, 2026, and February 14, 2027, and the remaining $1 million vesting on February 14, 2028. Mr. Clark is also eligible to participate in customary awards under the Company’s long-term incentive programs, including a restricted stock unit grant in February 2025 that is 50% performance-based and 50% service-based, valued at $5 million.

The following summary of certain other terms of the Agreement are standard terms and conditions of the Company’s form of at-will executive employment agreement.

Mr. Clark will be eligible to participate in other benefit plans, programs, and arrangements generally available to executives of the Company. The Company may increase his initial base salary and adjust his target cash bonus opportunity at the Board’s or the Board Compensation Committee’s discretion. The Board or Compensation Committee will determine the amount and type of any future equity incentives in their discretion.

Either the Company or Mr. Clark may terminate his employment under the Agreement at any time. If the Company terminates his employment for reasons other than death, disability or “cause” (as defined in the Agreement), or if Mr. Clark terminates his employment for “constructive termination” (as defined in the Agreement), he will be entitled to severance payments equal to continuation of his base salary for twelve months and twelve months of COBRA coverage for family medical and dental benefits. In addition, if his termination under the circumstances described in the preceding sentence occurs on or within 24 months following a “change of control” (as defined in the Agreement), he will be entitled to (i) a pro rata bonus for the year of termination and (ii) an additional bonus amount equal to the greater of his target bonus for the year of termination or for the prior year. If a change of control occurs, any unvested equity awards outstanding at the time of the change in control will remain in effect in accordance with their terms (or the Company may provide him with substantially equivalent substitute equity awards of the survivor or purchasing entity or its parent). If on or within 24 months following a change of control, the Company (or its successor) terminates him without cause, or he experiences a “constructive termination” (as defined in the Agreement), then any outstanding unvested equity awards (or the substituted equity awards) will fully vest. In general, the Agreement limits severance payments so that he will not receive any “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended. The Agreement requires him to provide the Company with a general release of all claims to receive any severance payments or benefits.

The Agreement contains provisions requiring Mr. Clark to protect the Company’s proprietary and confidential information. In addition, through the twelve-month anniversary date of his termination of employment (or, if later, the last date any severance payments are due), he agrees not to (i) solicit or accept business from the Company’s customers or customer prospects with whom they had material contact for the purpose of performing a competing business, (ii) solicit or hire away the Company’s employees, (iii) perform, or supervise, manage or provide consulting or advice regarding the performance of, duties the same as or similar to those he performed for the Company during the 24 months prior to termination, for a competing business owned by any of a designated group of companies, or (iv) serve on the board of directors (or similar oversight body) for any of those same designated companies. Mr. Clark also agrees to assign to the Company all patents, inventions, copyrights and other intellectual property that he develops during his employment.

The Company also expects Mr. Clark to enter into the Company’s standard form of director and officer indemnification agreement, substantially in the form filed as Exhibit 10.2 and incorporated by reference to this Form 8-K, pursuant to which the Company will indemnify him to the fullest extent permitted by law with respect to claims against him arising out of his service as an officer, director or employee of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Form of Executive Employment Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended September 30, 2018 (File No. 000-23999), filed on October 25, 2018).
10.2

Form of Director and Officer Indemnification Agreement with all Directors and Executive Officers (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 000-23999) filed on April 4, 2013).

99.1	Press Release dated February 10, 2025 (Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K (File No. 000-23999) filed on February 10, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Associates, Inc.

Date:	February 13, 2025	By:	/s/ Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary